Exhibit 10.31

VIGNETTE CORPORATION

NOTICE OF GRANT TO NON-EMPLOYEE DIRECTOR

AUTOMATIC STOCK OPTION

Notice is hereby given of the following option grant (the “Option”) to purchase shares of the Common Stock of Vignette Corporation (the “Corporation”):

Name of Optionee:	[ ]*

Total Number of Shares:	[ ]*

Type of Option:	Nonstatutory Stock Option

Exercise Price Per Share:	$[ ]*

Date of Grant:	[ ]*

Vesting Commencement Date:	[ ]*

Expiration Date:	[ ]*

This option expires earlier if your Service terminates earlier, as described in the Stock Option Agreement.

{* The specific terms of the award are determined on the date of grant pursuant to the terms of the Corporation’s 1999 Non-Employee Director Option Plan. }

Exercise Schedule: The Option shall become exercisable for 100% of the Option Shares upon Optionee’s completion of twelve (12) months of service as a member of the Corporation’s Board of Directors (the “Board”) measured from the Grant Date. In no event shall any additional Option Shares become exercisable after Optionee’s cessation of Board service.

Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Vignette Corporation 1999 Non-Employee Director Option Plan (the “Plan”). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Automatic Stock Option Agreement attached hereto as Exhibit A. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation’s principal offices.

No Impairment of Rights. Nothing in this Notice or the attached Automatic Stock Option Agreement or in the Plan shall interfere with or otherwise restrict in any way the rights of the Corporation and the Corporation’s stockholders to remove Optionee from the Board at any time in accordance with the provisions of applicable law.

Definitions. All capitalized terms in this Notice shall have the meanings assigned to them in this Notice or in the attached Automatic Stock Option Agreement.

VIGNETTE CORPORATION	OPTIONEE

Signature	Signature

Date	Date

By:	By:

Title:	Title:	Director, Board of Directors

Mailing Address:

ATTACHMENTS

Automatic Stock Option Agreement

1999 Non-Employee Director Option Plan

EXHIBIT A

VIGNETTE CORPORATION

AUTOMATIC STOCK OPTION AGREEMENT

RECITALS

A. The Corporation has implemented an automatic option grant program under the Plan pursuant to which eligible non-employee members of the Board will automatically receive special option grants at periodic intervals over their period of Board service in order to provide such individuals with a meaningful incentive to continue to serve as members of the Board.

B. Optionee is an eligible non-employee Board member, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the automatic grant of an option to purchase shares of Common Stock under the Plan.

C. All capitalized terms in this Agreement shall have the meanings assigned to them in the attached Appendix.

NOW, THEREFORE, it is hereby agreed as follows:

1. Grant of Option. The Corporation hereby grants to Optionee, as of the Grant Date, a Non-Statutory Option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

2. Option Term. This option shall have a term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or 6.

3. Limited Transferability. This option shall be neither transferable nor assignable by Optionee other than by will or by the laws of descent and distribution following Optionee’s death and may be exercised, during Optionee’s lifetime, only by Optionee.

4. Dates of Exercise. This option shall become exercisable for the Option Shares in one or more installments as specified in the Grant Notice. As the option becomes exercisable for such installments, those installments shall accumulate and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or 6.

5. Cessation of Board Service. Should Optionee’s service as a Board member cease while this option remains outstanding, then the option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date in accordance with the following provisions:

(a) Should Optionee cease to serve as a Board member for any reason (other than death) while holding this option, then the period for exercising this option shall be reduced to a twelve (12)-month period (commencing with the date of such cessation of Board service), but in no event shall this option be exercisable at any time after the Expiration Date. Upon the earlier of (i) the expiration of such twelve (12)-month period or (ii) the specified Expiration Date, the option shall terminate and cease to be exercisable.

(b) Should Optionee die while a Board member or during the twelve (12)-month period following his or her cessation of Board service, then the personal representative of Optionee’s estate or the person or persons to whom the option is transferred pursuant to Optionee’s will or in accordance with the laws of descent and distribution shall have the right to exercise this option. Such right of exercise shall terminate, and this option shall accordingly cease to be exercisable, upon the earlier of (i) the expiration of the twelve (12) month period measured from the date of Optionee’s death or (ii) the specified Expiration Date.

(c) Upon Optionee’s cessation of Board service for any reason, this option shall immediately terminate and cease to be outstanding with respect to any and all Option Shares which are not at that time exercisable in accordance with the normal Exercise Schedule or the special acceleration provisions of Paragraph 6 below.

(d) In the event of a Change in Control that occurs while Optionee is in Board service, the provisions of Paragraph 6 shall govern the period for which this option is to remain exercisable following Optionee’s cessation of Board service and shall supersede any provisions to the contrary in this paragraph.

6. Change in Control.

(a) In the event of a Change in Control the exercisability of this option, to the extent outstanding at such time but not fully exercisable, shall automatically accelerate so that this option shall, immediately prior to the effective date of such Change in Control, become fully exercisable and vested for all of the shares of Common Stock subject to such option. Immediately following the Change in Control, this option shall terminate and cease to be exercisable except to the extent assumed by the successor corporation (or parent thereof) in connection with such Change in Control.

(b) If this option is assumed in connection with a Change in Control, then this option shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same.

(c) This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

7. Adjustment in Option Shares. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

8. Stockholder Rights. The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

9. Manner of Exercising Option.

(a) In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

(i) Execute and deliver to the Corporation a Notice of Exercise for the Option Shares for which the option is exercised.

(ii) Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

(A) cash or check made payable to the Corporation,

(B) shares of Common Stock held by Optionee (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

(C) through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable written instructions (I) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (II) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Notice of Exercise delivered to the Corporation in connection with the option exercise.

(iii) Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

(b) As soon as practicable after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

(c) In no event may this option be exercised for any fractional shares.

10. Compliance with Laws and Regulations.

(a) The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

(b) The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

11. Successors and Assigns. Except to the extent otherwise provided in Paragraph 3 or 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee’s assigns and the legal representatives, heirs and legatees of Optionee’s estate.

12. Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address Optionee most recently provided to the Corporation. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

13. Construction. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan.

14. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed with respect to issues of contract law under the laws of the State of Texas and with respect to issues of corporation law under the laws of the State of Delaware.

15. Market Stand-Off. In connection with any underwritten public offering by the Corporation of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, including the Corporation’s initial public offering, Optionee shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Option Shares acquired under this Agreement without the prior written consent of the Corporation or its underwriters. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Corporation or such underwriters. In no event, however, shall such period exceed 180 days. The Market Stand-Off shall in any event terminate two years after the date of the Corporation’s initial public offering. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Corporation’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Option Shares subject to the Market Stand-Off, or into which such Option Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Corporation may impose stop-transfer instructions with respect to the Option Shares acquired under this Agreement until the end of the applicable stand-off period. The Corporation’s underwriters shall be beneficiaries of the agreement set forth in this Paragraph 15. This Paragraph 15 shall not apply to Option Shares registered in the public offering under the Securities Act of 1933.

EXHIBIT I

NOTICE OF EXERCISE

I hereby notify Vignette Corporation (the “Corporation”) that I elect to purchase              shares of the Corporation’s Common Stock (the “Purchased Shares”) at the option exercise price of $             per share (the “Exercise Price”) pursuant to that certain option (the “Option”) granted to me under the Corporation’s 1999 Non-Employee Director Option Plan on                     , 200  .

Concurrently with the delivery of this Exercise Notice to the Corporation, I shall hereby pay to the Corporation the Exercise Price for the Purchased Shares in accordance with the provisions of my agreement with the Corporation (or other documents) evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise. Alternatively, I may utilize the special broker-dealer sale and remittance procedure specified in my agreement to effect payment of the Exercise Price. I acknowledge that the Purchased Shares remain subject to market stand-off restrictions as set forth in my option agreement.

                    , 200

Date

Optionee

Address:

Print name in exact manner it is to appear on the stock certificate:

Address to which certificate is to be sent, if different from address above:

Social Security Number:

APPENDIX

The following definitions shall be in effect under the Agreement:

A. Agreement shall mean this Automatic Stock Option Agreement.

B. Board shall mean the Corporation’s Board of Directors.

C. Change in Control a change in ownership or control of the Corporation effected through one of the following transactions:

a. the consummation of a merger or consolidation of the Corporation with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Corporation immediately prior to such merger, consolidation or other reorganization;

b. the sale, transfer or other disposition of all or substantially all of the Corporation’s assets;

c. a change in the composition of the Board, as a result of which fewer than one-third of the incumbent directors are directors who either (i) had been directors of the Corporation on the date 24 months prior to the date of the event that may constitute a Change in Control (the “original directors”) or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved;

d. any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Corporation representing at least 50% of the total voting power represented by the Corporation’s then outstanding voting securities. For purposes of this Paragraph (d), the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the 1934 Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of the Common Stock of the Corporation; or

e. a transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Corporation’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Corporation’s securities immediately before such transaction.

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D. Code shall mean the Internal Revenue Code of 1986, as amended.

E. Common Stock shall mean the Corporation’s common stock.

F. Corporation shall mean Vignette Corporation, a Delaware corporation.

G. Exercise Date shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.

H. Exercise Price shall mean the exercise price per share as specified in the Grant Notice.

I. Exercise Schedule shall mean the exercise schedule specified in the Grant Notice.

J. Expiration Date shall mean the date on which the option expires as specified in the Grant Notice.

K. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange which serves as the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

L. Grant Date shall mean the date of grant of the option as specified in the Grant Notice.

M. Grant Notice shall mean the Notice of Grant of Automatic Stock Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

N. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

O. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

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P. Notice of Exercise shall mean the notice of exercise in the form of Exhibit I or such other form approved by the Corporation.

Q. Option Shares shall mean the number of shares of Common Stock subject to the option.

R. Optionee shall mean the person to whom the option is granted as specified in the Grant Notice.

S. Plan shall mean the Corporation’s 1999 Non-Employee Director Option Plan.

T. Stock Exchange shall mean the American Stock Exchange or the New York Stock Exchange.

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